EXHIBIT 33.3
          Report on Assessment with Compliance with Servicing Criteria for Asset-Backed Securities

                           (Ford Motor Credit Company)

               Report on Assessment of Compliance with Applicable
                        Regulation AB Servicing Criteria


1. Ford Motor Credit Company LLC ("Ford Credit") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2007 (the "Reporting Period"), including all servicing criteria except for inapplicable servicing criteria identified in paragraph 4 below and the portions of servicing criteria covered by a separate assessment and identified in Appendix A to this report. The transactions covered by this report include asset-backed securities transactions involving automotive retail installment sale contracts completed on or after January 1, 2006 and registered with the Securities Exchange Commission for which Ford Credit acted as subservicer (the "Platform").

2. Ford Credit has engaged vendors that are not servicers as defined in Item 1101(j) of Regulation AB to perform specific, limited or scripted activities with respect to the servicing criteria applicable to such vendors' activities as set forth in Appendix A to this report. Ford Credit has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to each vendor. Ford Credit has policies and procedures in place to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria or portion of the servicing criteria applicable to each vendor.

3. Except as set forth in paragraph 4 below, Ford Credit used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

4. The servicing criteria in Item 1122(d)(1)(i), 1122(d)(1)(iii), 1122(d)(1)(iv), 1122(d)(2)(ii) through 1122(d)(2)(vii), 1122(d)(3)(i)
     through 1122(d)(3)(iv),1122(d)(4)(ix) through 1122(d)(4)(xiii), and
     1122(d)(4)(xv)are inapplicable to Ford Credit based on the activities it performs, directly or through its vendors, with respect to the Platform.

5. Ford Credit has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.

6. Ford Credit has not identified and is not aware of any material instance of noncompliance by the vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.

7. Ford Credit has not identified any material deficiency in its policies and procedures to monitor the compliance by the vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.

8. PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on Ford Credit's assessment of compliance with the applicable servicing criteria for the Reporting Period.


        March 14, 2008        Ford Motor Credit Company LLC

                              By: /s/ David M. Brandi
                                  ----------------------------
                                  David M. Brandi
                                  Vice President - Assistant Treasurer

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                                   APPENDIX A
                          Shared Servicing Criteria
------------------ -------------------------------------------- --------------------- ----------------------------------

                                                                                      Performed by
                                                                                      Vendor(s) for which
                                                                Performed Directly    Ford Credit is the
Reference          Criteria                                     by Ford Credit        Responsible Party
------------------ -------------------------------------------- --------------------- ----------------------------------
1122(d)(4)(i)      Collateral or security on pool assets is     Maintaining           Maintaining possession of retail
                   maintained as required by the transaction    security on           installment sale contracts for
                   agreements or related pool assets            financed vehicles     lien perfection
                                                                and obtaining
                                                                retail installment    Reviewing financed
                                                                sale contracts from   vehicle titles for
                                                                dealers               lien notation
------------------ -------------------------------------------- --------------------- ----------------------------------
------------------ -------------------------------------------- --------------------- ----------------------------------
1122(d)(4)(ii)     Pool assets and related documents are        Safeguarding of       Safeguarding of retail installment
                   safeguarded as required by the transaction   vehicle titles and    sale contracts
                   agreements                                   documents related
                                                                to retail
                                                                installment sale
                                                                contracts
------------------ -------------------------------------------- --------------------- ----------------------------------
------------------ -------------------------------------------- --------------------- ----------------------------------
                   Payments on pool assets, including any       Posting all           Transferring of
                   payoffs, made in accordance with the         payments on pool      obligor payments
                   related pool asset documents are posted to   assets to Ford        received at lockbox
                   the applicable servicer's obligor records    Credit's obligor      to Ford Credit
                   maintained no more than two business days    records  within two
1122(d)(4)(iv)     after receipt, or such other number of       business days after
                   days specified in the transaction            receipt
                   agreements, and allocated to principal,
                   interest or other items (e.g., escrow) in
                   accordance with the related pool asset
                   documents
------------------ -------------------------------------------- --------------------- ----------------------------------
------------------ -------------------------------------------- --------------------- ----------------------------------
                   Changes with respect to the terms or         Making most           Handling some
                   status of an obligor's pool asset (e.g.,     extensions, due       inbound obligor
                   loan modifications or re-agings) are made,   date changes and      requests for
                   reviewed and approved by authorized          related changes to    extensions and due
1122(d)(4)(vi)     personnel in accordance with the             obligor's pool asset  date changes
                   transaction agreements and related pool
                   asset documents

------------------ -------------------------------------------- --------------------- ----------------------------------
------------------ -------------------------------------------- --------------------- ----------------------------------
                   Loss mitigation or recovery actions (e.g.,    Approving and        Researching customer eligibility
                   forbearance plans, modifications and deeds    processing all       for some re-writes and transfers
                   in lieu or foreclosure, foreclosures and      customer requests    of equity on certain categories of
1122(d)(4)(vii)    repossessions, as applicable) are initiated,  for re-writes and    obligor's pool asset
                   conducted and concluded in accordance with    transfers of equity
                   the timeframes or other requirements          to obligor's
                   established by the transaction agreements.    pool asset
------------------ -------------------------------------------- --------------------- ----------------------------------
------------------ -------------------------------------------- --------------------- ----------------------------------
                   Records documenting collection efforts are     Performing           Performing some early stage
                   maintained during the period a pool asset is   collection           collection efforts on certain
                   delinquent in accordance with the transaction  efforts on most      categories of delinquent pool
1122(d)(4)(viii)   agreements.  Such records are maintained on at delinquent pool      assets
                   least a monthly basis, or such other period    assets
                   specified in the transaction agreement, and
                   describe the entity's activities in monitoring
                   delinquent pool assets including, for example,
                   phone calls, letters and payment rescheduling
                   plans in cases where delinquency is deemed
                   temporary (e.g., illness or unemployment)
------------------ -------------------------------------------- --------------------- ----------------------------------
------------------ -------------------------------------------- --------------------- ----------------------------------

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